As filed with the Securities and Exchange Commission on August 22, 2001.

Registration No. 33-17113

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________

POST-EFFECTIVE
AMENDMENT NO. 3
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________

CenturyTel, Inc.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	72-0651161 (I.R.S. Employer Identification No.)

100 CenturyTel Drive
Monroe, Louisiana 71203
(Address, including zip code, of
Principal Executive Offices)

Century Telephone Enterprises, Inc.
Employee Stock Purchase Plan
(Full title of the plan)
__________

Harvey P. Perry
Executive Vice President, Chief Administrative Officer,
General Counsel and Secretary
CenturyTel, Inc.
100 CenturyTel Drive
Monroe, Louisiana 71203
(318) 388-9000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Margaret F. Murphy
Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
201 St. Charles Avenue
New Orleans, Louisiana 70170-5100

        The registrant hereby deregisters 960,190 shares of its common stock, $1.00 par value per share, and associated preferred stock purchase rights (collectively, the "Shares"), which were registered by the registrant on its Registration Statement on Form S-8 (Registration No. 33-17113) (the "Registration Statement") for issuance through the Century Telephone Enterprises, Inc. Employee Stock Purchase Plan (the "Plan"). As indicated in its proxy statement for the 2001 annual meeting of its stockholders, the registrant has replaced the Plan with the CenturyTel 2001 Employee Stock Purchase Plan. Of the Shares registered by the registrant for issuance through the Plan, 960,190 Shares remain unissued as of the date of the filing of this Amendment No. 3 to the Registration Statement.

SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on August 20, 2001.

CenturyTel, Inc.
By: /s/ Glen F. Post, III
Glen F. Post, III Vice Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
* Clarke M. Williams	Director and Chairman of the Board	August 20, 2001
/s/ Glen F. Post, III Glen F. Post, III	Director, Vice Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 20, 2001
* R. Stewart Ewing, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 20, 2001
/s/ Harvey P. Perry Harvey P. Perry	Director, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	August 20, 2001
/s/ William R. Boles, Jr. William R. Boles, Jr.	Director	August 20, 2001
/s/ Virginia Boulet Virginia Boulet	Director	August 20, 2001
* Ernest Butler, Jr.	Director	August 20, 2001
* Calvin Czeschin	Director	August 20, 2001
* James B. Gardner	Director	August 20, 2001
/s/ W. Bruce Hanks W. Bruce Hanks	Director	August 20, 2001
* R.L. Hargrove, Jr.	Director	August 20, 2001
* Johnny Hebert	Director	August 20, 2001
* F. Earl Hogan	Director	August 20, 2001
* C.G. Melville, Jr.	Director	August 20, 2001
* Jim D. Reppond	Director	August 20, 2001
*By: /s/ Glen F. Post, III		August 20, 2001
Glen F. Post, III Attorney-in-fact